EXHIBIT 23






                  CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of The Manitowoc Company, Inc. on Forms S-8 (File Nos. 33-
48665 and 33-65316) of our reports dated January 26, 1998, on our audits of the consolidated financial statements and financial statement schedule of The Manitowoc Company, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which reports are incorporated by reference and included, respectively, in this Annual Report on Form 10-K.




Milwaukee, Wisconsin               /s/ Coopers & Lybrand L.L.P.
Feberuary 20, 1998                 --------------------------
                                   COOPERS & LYBRAND L.L.P.